Exhibit 99.1

AeroGrow Reports that The Scotts Miracle-Gro Company Has Exercised its Current Outstanding Warrants, Establishing an 80% Beneficial Ownership Position

•	Exercise generates $47.8 million in cash for the Company
•	Board of Directors declares a $41 million, $1.21 per share distribution
•	$6.8 million retained to retire all debt, fund working capital and growth
Boulder, CO - November 30, 2016 - AeroGrow International, Inc. (OTCQB:AERO - News) (“AeroGrow” or the “Company”), the manufacturer and distributor of the world’s leading indoor gardening systems - the AeroGarden line of Smart Countertop Gardens™ - announced that SMG Growing Media, Inc. (SMG), a wholly owned subsidiary of The Scotts Miracle-Gro Company, exercised all of its outstanding warrants to acquire common stock of AeroGrow on November 29, 2016.

The warrant exercise generates $47.8 million for AeroGrow, in exchange for 21.6 million shares in the Company to be issued to SMG, bringing the total outstanding shares in AeroGrow to approximately 33.9 million beneficial shares.  The warrant exercise price was established by a formula negotiated during SMG’s 2013 purchase of approximately 31% of the Company’s common shares.

The Board of Directors of the Company was restructured effective November 29 to reflect SMG’s new ownership position.  As part of these changes, Board member and CEO J. Michael Wolfe, and Board member Michael S. Barish resigned their Board seats, as of November 29.  Mr. Wolfe will remain in his capacity as President and CEO of the Company.  Jack J. Walker and Wayne Harding will remain on the Board as independent directors.  Chris Hagedorn, GM of The Hawthorne Gardening Company, a wholly-owned subsidiary of ScottsMiracle-Gro focused primarily on the areas of indoor and urban gardening, will assume the position of Chairman of the Board, replacing Mr. Walker who has served in this capacity since 2008.

Two new Board members were appointed effective November 29, Peter D. Supron and Albert J. Messina.  Mr. Supron, an 18-year veteran at The Scotts Miracle-Gro Company, is currently the Chief of Staff to the President and COO of ScottsMiracle-Gro, and has been a non-voting observer on AeroGrow’s Board since 2013.  Mr. Messina is the Finance and Strategy Lead at The Hawthorne Gardening Company and brings a background in corporate development, strategic planning and investment banking to the Board.

Of the $47.8 million received by AeroGrow following the exercise of the warrants:
•	The new Board immediately declared a $41 million distribution ($1.21 per share) to shareholders of record on December 20, 2016, with a payout date for the distribution of January 3, 2017.
•	$6.8 million will remain in the Company to fully repay the working capital loan to Scotts Miracle-Gro, and provide working capital to fund operations and growth.
“When we first signed our deal with The Scotts Miracle-Gro Company in April of 2013 I described that as a transformational event for AeroGrow.  That transformation continues now with another red letter day for our company,” said J. Michael Wolfe, President and CEO of AeroGrow.  “We’ve come a long way over the past three years – effectively tripling our business, significantly improving our bottom line, greatly expanding our distribution and launching a series of innovative new products.

“The capital generated by the warrant exercise allows us to be instantly debt-free and provides the working capital to fund our anticipated growth for the foreseeable future.  We’ll use that capital to accelerate the development of several exciting new products, further expand existing distribution channels, open significant new markets in North America and in other international markets, and fund increased advertising media to generate product, brand and category awareness.  In addition, shareholders will receive a very attractive distribution.

“At this inflection point in AeroGrow’s history, I’d like to thank the many stakeholders in our company who have supported us over a long period of time.  I’d particularly like to acknowledge Chris Hagedorn, Pete Supron and other key players with The Scotts Miracle-Gro Company who have been so instrumental in helping with our turnaround.  I’d also like to thank Mike Barish, who invested in the company early and lent his significant expertise on our Board of Directors for many years.  And I’d like thank our key retail and online selling partners along with an incredibly supportive vendor community who have helped our company gain traction and now begin to thrive.  And finally I’d like to recognize an exceptional team of associates here at AeroGrow who have worked tirelessly to help build our company.

“In closing, I couldn’t be more excited for our future and the opportunities that this creates for AeroGrow.  We stand poised – and well-funded – to seize the opportunities created by our highly innovative and expanding technologies.”
Chris Hagedorn, Hawthorne Gardening GM and newly appointed Chairman of the Board of AeroGrow, stated, “The business has done exceptionally well since we’ve been together.  We’re extremely pleased with AeroGrow’s progress and believe the future is bright.  The increased ownership position strengthens the partnership, enabling us to continue to build on the AeroGrow platform and align with SMG in its broader strategy to grow in the hydroponics space.”

About AeroGrow International, Inc.
Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

As previously reported in a Current Report on Form 8-K filed with the SEC on April 23, 2013, the Company announced that Scotts Miracle-Gro made a $4.5 million equity investment and IP acquisition with the Company, resulting in a 31% beneficial ownership interest in AeroGrow. In the process, AeroGrow took steps to entirely eliminate its long term debt, restructured the balance sheet to facilitate potential future transactions, and gained a valuable partnership for growth. The agreement affords AeroGrow the use of the globally recognized and highly trusted Miracle-Gro brand name while also providing AeroGrow a broad base of support in marketing, distribution, supply chain logistics, R&D, and sourcing.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, potential dilution to common stockholders, expanding revenue in both the retail and direct-to-consumer sales channels, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Company Representative:
Grey Gibbs Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755